UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 2, 2024
(Date of earliest event reported)

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 2, 2024, Avanos Medical, Inc. (the “Company”) and Warren Machan entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which Mr. Machan will serve as the Company’s Interim Chief Financial Officer. As disclosed in the Company’s Current Report on Form 8-K filed on October 30, 2024, the Company appointed Mr. Machan as Interim Chief Financial Officer at the close of business on October 28, 2024.
The Consulting Agreement will remain in effect until the first to occur of: (i) May 31, 2025; (ii) any earlier date specified by either party on 30 days’ prior written notice to the other party; or (iii) Mr. Machan’s death or disability. In consideration of the services provided by Mr. Machan under the Consulting Agreement, the Company will pay Mr. Machan a fixed fee of: (i) $45,000 per month for the period beginning on October 28, 2024 and ending on February 28, 2025 and (ii) $60,000 per month for the period beginning on March 1, 2025 and ending on May 31, 2025. Fees for any partial month will be appropriately prorated. In addition, Mr. Machan will be eligible to receive: (i) a cash bonus of $45,000 as soon as administratively possible after February 28, 2025 (the “First Bonus”) and (ii) a cash bonus in the amount of $45,000 as soon as administratively possible after May 31, 2025 (the “Second Bonus”). To be eligible to receive the First Bonus: (i) the Consulting Agreement must remain in effect through February 28, 2025 and (ii) Mr. Machan must continue to perform his assigned duties and responsibilities in a satisfactory fashion through February 28, 2025. To be eligible to receive the Second Bonus: (i) the Consulting Agreement must remain in effect through May 31, 2025 and (ii) Mr. Machan must continue to perform his assigned duties and responsibilities in a satisfactory fashion through May 31, 2025. Whether Mr. Machan has performed his duties in a satisfactory manner will be determined in the sole discretion of the Company’s Interim Chief Executive Officer (or, if a permanent Chief Executive Officer has been appointed, the Company’s Chief Executive Officer). Except as described above, Mr. Machan will not be entitled to any other compensation or benefit from the Company, including any equity-based incentive compensation.
The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.
    The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1*	Consulting Agreement dated December 2, 2024 by and between Avanos Medical, Inc. and Warren Machan
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
*Management contracts, compensatory plans or arrangements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	December 3, 2024	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel